Exhibit 4.36

English Translation

Power of Attorney

I, the undersigned, hereby agree to grant the authority over the shareholder’s rights in respect of my equity interest of 90% in Tianjin Ku6 Network Communication Technology Co., Ltd. (hereinafter referred to as the Company) to Kusheng (Tianjin) Technology Co., Ltd. (hereinafter referred to as the Proxy) and irrevocably authorize the Proxy to exercise the following rights in the effective term hereof:

I, the undersigned, hereby constitute and appoint the Proxy, with full power and authority, to act on my behalf as the shareholder of the Company holding 90% of the equity interest, perform all the shareholder’s rights in accordance with the provisions of laws and articles of association, including without limitation proposing for holding general meeting of stockholders, accepting any notice relevant to hold general meeting of stockholders and standing orders, participating the general meeting of stockholders and exercising all the voting rights as the shareholder holding 90% of the equity interest (including as the authorized representative in the general meeting of stockholders to appoint the Company’s directors, general manager, financial controllers and other senior operating personnel, and to decide distributing bonus or other matters), selling or transferring my 90% of equity interest of the Company.

The Proxy is authorized to designate its appointed director in the board of directors (or executive director) to exercise the authority hereunder.

I, the undersigned, hereby confirm that I shall be bound by any actions or nonfeasance taken by the Proxy in the effective term hereof; I shall not raise objections to the above actions, nonfeasance or decisions in any forms, and shall be liable for all the legal responsibilities arising therefrom.

Unless the Business Operation Agreement executed by and among the Company, the Proxy, Qing Zhang and the undersigned hereof is terminated in advance due to any reasons, the effective term hereof shall remain effective for a term of twenty (20) years, commencing from execution date hereof. Where the term expires and the Proxy requests, the undersigned shall unconditionally extend the term hereof upon the request by the Proxy.

Where it is necessary for the undersigned to sign any documents to perform, execute or perform the above actions, nonfeasance or decisions due to any reasons, I, the undersigned, will sign the relevant documents in accordance with the Proxy’s instructions.

By: Dongxu Wang

Signature: /s/ Dongxu Wang

Date: December 14, 2011